Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file nos. 333-14238, 333-12146, 333-09840, and 333-109874) and the Registration Statement on Form F-3 (file no. 333-110681) of Retalix Ltd. (the “Company”), of our report dated February 20, 2004, which appears in the Company’s Report on Form 6-K/A for the month of February, 2004 (Amendment No. 1 to Report No. 3), relating to the consolidated financial statements of BASS, Inc., for the year ended December 31, 1999.

/s/ Flagel, Huber, Flagel & Co.

Certified Public Accountants
Dayton, Ohio
March 9, 2004